FIFTH AMENDMENT TO THE
ETF CUSTODY AGREEMENT
THIS FIFTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the ETF Custody Agreement dated as of November 6, 2025, as amended (the “Agreement”), is entered into by and between YORKVILLE AMERICA INVESTMENT TRUST (f/k/a Truth Social Funds), a Ohio statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add the following funds to Exhibit A of the Agreement:
•YA Columbus Macro Anti-Debasement Index ETF
•Yorkville America Space Index ETF

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.
YORKVILLE AMERICA INVESTMENT     U.S. BANK NATIONAL ASSOCIATION
TRUST

By: /s/ David. Bogaert	By: /s/ Elizabeth Scalf
Name: David Bogaert	Name: Elizabeth Scalf
Title: President	Title: Senior Vice President
Date 10/8/2026	Date 10/8/2026

EXHIBIT A
Custody Agreement

Separate Series of Yorkville America Investment Trust

Name of Series
Truth Social American Security & Defense ETF
Truth Social American Next Frontiers ETF
Truth Social American Icons ETF
Truth Social American Energy Security ETF
Truth Social American Red State REITs ETF
Truth Social God Bless America ETF
Truth Social America First ETF
YA MarketVector Bitcoin and Ether Strategic Momentum Index ETF
Yorkville America Cronos Yield Maximizer ETF
Yorkville America 2X Inverse MANGOS Plus Daily Target ETF
Yorkville America 2X Long MANGOS Plus Daily Target ETF
Yorkville America Crypto Leaders Index ETF
Yorkville America Crypto Leaders Covered Call Index ETF
Yorkville America Digital Asset Ecosystem Index ETF
Yorkville America MANGOS Plus Index ETF
Yorkville America MANGOS Plus Premium Equity Income Index ETF
Yorkville America Next Generation Memory Index ETF
YA Columbus Macro Reindustrialization Dividend Index ETF
YA Columbus Macro Anti-Debasement Index ETF
Yorkville America Space Index ETF

2